RE-INSTATEMENT
                                       and
                                 FIRST AMENDMENT

     THIS RE-INSTATEMENT AND FIRST AMENDMENT (the "Amendment") dated as of May 6, 1999 is of and to the Credit Agreement (the "Credit Agreement") dated March 27, 1998 between FinishMaster, Inc., ("FinishMaster") an Indiana corporation and LDI, Ltd. ("LDI") an Indiana limited partnership. Unless otherwise defined herein, terms defined in the Credit Agreement are used as herein as defined therein.

     WHEREAS, the parties hereto have entered into the Credit Agreement which provides for LDI to make Loans to FinishMaster; and

     WHEREAS, the parties hereto desire to re-instate the Credit Agreement in all aspects except as amended herein; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     ARTICLE I: DEFINITIONS. The "Revolving Loan Termination Date" is amended from "means March 27, 1999." To "means June 29, 1999."

     IN WITNESS WHEREOF, FinishMaster and LDI have executed this Re-instatement and First Amendment as of the date first above written.


                                     FINISHMASTER, INC.


                                     By:   /s/Robert R. Millard
                                           ----------------------------
                                           Robert R. Millard
                                           Sr. Vice President and
                                           Chief Financial Officer



                                     LDI, Ltd.

                                     By:     LDI Management, Inc.
                                           ----------------------------
                                          By:      /s/Andre B. Lacy
                                                   Andre B. Lacy
                                                   Chairman and CEO